UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

PULMONX CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39562	77-0424412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Chesapeake Drive
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 364-0400

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Perceptive Credit Facility

On March 2, 2026 (the “Closing Date”), Pulmonx Corporation (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) and a Security Agreement (the “Security Agreement”), with Perceptive Credit Holdings V, LP (“Perceptive”), as the initial lender, administrative agent and collateral agent. The Perceptive Credit Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $60.0 million (the “Loan Facility”).

On the Closing Date, the Company borrowed an initial loan under the Credit Agreement in an aggregate principal amount of $40.0 million. The Loan Facility permits the Company to borrow up to an additional $20 million, in two additional equal tranches. The first $10.0 million tranche becomes available if the Company reaches at least $92.5 million in revenue for any trailing twelve-month period ending as of the end of last day of any fiscal quarter through, and including, the fiscal quarter ending September 30, 2027, and the second $10.0 million tranche becomes available if the Company reaches at least $100.0 million in revenue for any trailing twelve-month period ending as of the end of last day of any fiscal quarter through, and including, the fiscal quarter ending December 31, 2027.

The Loan Facility has a maturity date of March 2, 2031 (the “Maturity Date”). The Loan Facility accrues interest, payable monthly in arrears, at an annual rate equal to the sum of (a) an applicable margin of 7.00% (the “Applicable Margin”) plus (b) the greater of (i) one-month term SOFR and (ii) 3.75%. Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Applicable Margin will increase by an additional 3.00% per annum at Perceptive’s election (retroactive to the date of such event of default), or automatically in the case of a payment or bankruptcy event of default.

For a period of 36 months following the Closing Date, at the Company’s option with respect to each interest payment date, up to 2.00% per annum of the Applicable Margin will be paid-in-kind and added to the outstanding principal balance of the Loan Facility on such interest payment date.

Prior to the Maturity Date, there will be no scheduled principal payments under the Loan Facility. On the Maturity Date, the Company is required to pay Perceptive the aggregate outstanding principal amount of the loans thereunder and all accrued and unpaid interest thereon. The loans under the Loan Facility may be prepaid at any time, subject to a prepayment premium ranging from 2% to 10% if such prepayment occurs on or prior to the fourth anniversary of the Closing Date.

On the Closing Date, the Company paid an upfront fee of $750,000, which is equal to 1.25% of the aggregate principal amount of the Loan Facility. On each date when any outstanding principal under the Loan Facility is repaid or required to be repaid (including but not limited to, on the Maturity Date, or upon prepayment either by means of voluntary prepayment, mandatory prepayment, or acceleration in connection with an event of default), the Company will be required to pay an exit fee equal to 1.50% of such principal amount.

The Company’s obligations under the Credit Agreement are guaranteed by Pulmonx International Sàrl, the Company’s wholly-owned Swiss subsidiary, and will be guaranteed by all subsidiaries of the Company organized in the United States or Switzerland, and any other material subsidiaries. Pursuant to the Security Agreement, the Company’s obligations under the Credit Agreement are secured by a first priority perfected security interest on substantially all of the existing and after-acquired assets of the Company and subsidiary guarantors, subject to customary exceptions.

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, and events of default that are customarily required for similar financings. In addition, the Credit Agreement contains financial covenants requiring the Company to (i) at all times prior to the Maturity Date, maintain minimum Liquidity (as defined in the Credit Agreement) of at least $4.0 million and (ii) as of each calculation date set forth in the Credit Agreement, maintain Revenue (as defined in the Credit Agreement) that is not less than the amounts specified in the Credit Agreement. The occurrence of an event of default under the Credit Agreement could result in, among other things, the declaration that all outstanding principal and interest thereunder are immediately due and payable in whole or in part.

Perceptive Warrants

On the Closing Date, the Company issued to Perceptive a warrant to purchase up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share, with an exercise price of $1.92 per share, which is a 25% premium to the 10-day volume weighted average price of the common stock for the period ending on the business day immediately preceding the Closing Date.

On the date of the funding of each delayed draw term loan under the Credit Agreement, the Company will issue to Perceptive additional warrants to purchase a number of shares of common stock equal to 0.025 times the dollar amount of delayed draw term loans funded on such date (which number of shares will be adjusted for any stock splits, stock combinations and the like that take place after the Closing Date and prior to the applicable funding date), with an exercise price equal to a 25% premium to the 10-day volume weighted average price of the common stock for the period ending on the business day immediately preceding such date.

All the warrants, regardless of issuance date, will have an expiration date of March 2, 2033, may be exercised on a cashless or “net” basis, are freely transferable, and will be automatically exercised, on a cashless basis, prior to their expiration if the value of the shares underlying the respective warrant is greater than the then-applicable exercise price. The warrant exercise prices are subject to adjustment for certain recapitalization events, as further described in the warrants.

The warrants were, and the additional warrants will be, issued in reliance upon an exemption from registration contained in Section 4(a)(2) under the Securities Act. The warrants and the shares of common stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

The foregoing summary of the Credit Agreement, the Security Agreement, and the warrants is not complete and is qualified in its entirety by reference to the full text of each of the above-referenced documents, copies of which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

CIBC Credit Agreement

In connection with the Company’s entry into the Loan Facility, on March 2, 2026, the Company repaid all outstanding indebtedness under the Amended and Restated Loan and Security Agreement, dated March 29, 2021, as amended, among the Company and the Canadian Imperial Bank of Commerce, as lender, and terminated all its obligations and commitments thereunder. No early termination fees or penalties were incurred by the Company in connection with such termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Perceptive Credit Facility” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “Perceptive Warrants” is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement and Guaranty, dated March 2, 2026, by and between the Company, as Borrower, the Guarantors thereto, and Perceptive Credit Holdings V, LP, as a Lender and the administrative agent for the Lenders.

10.2*	Security Agreement, dated March 2, 2026, by and among the Company and its subsidiaries and Perceptive Credit Holdings V, LP.

10.3	Form of Warrant (Perceptive Credit Holdings V, LP).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: March 4, 2026

	By:	/s/ Derrick Sung
Derrick Sung, Ph.D.
Chief Operating Officer and Chief Financial Officer